SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):	August 9, 1999



CANISCO RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)


Delaware			012293		54-0952207
(State or Other
Jurisdiction		(Commission		(IRS Employer
Of Incorporation)		File Number)	Identification No.)


300 Delaware Avenue, Suite 714, Wilmington, DE		19801
(Address of Principal Executive Office)			(Zip Code)



Registrant's telephone number, including area code:	(302) 777-5050

Item 5	Other Events

Canisco Resources, Inc., a Delaware corporation (the "Company") has previously announced on April 16, 1999, it had entered into a Securities and Purchase Agreement (the "Purchase Agreement"), with SCC Investment I, L.P., a Texas limited partnership (the "Investor") and Sterling City Capital, LLC, a Texas limited liability company ("Sterling"). Pursuant to the Purchase Agreement, the Investor has committed to purchase up to an aggregate of 100,000 shares of a newly created series of 7 1/2% Series A Redeemable Convertible Preferred Stock (the "Preferred Stock") and an Investment Incentive Warrant (the "Warrant") for a maximum aggregate purchase price of $10,000,000.

On August 9, 1999, the Investor advised the Company that it was terminating the Agreement pursuant to its terms. The Investor indicated that the reasons for the termination were the Company's results of operations in the fiscal year 1999 and the delisting of the Company's stock from The NASDAQ SmallCap Market, which they believe constituted a "Material Adverse Effect" as defined in the Agreement. The Company and its counsel are considering the Company's rights under the Agreement.



Item 7	Financial Statements, Pro Forma Financial Information, and
Exhibits

(a)  Financial Statements of Business Acquired.
     Not Applicable

(b)  Pro Forma Financial Information.
     Not Applicable

(c)  Exhibit

     10.2 Securities Purchase Agreement, dated as of April 16, 1999, by and among SCC Investment I, L.P., Sterling City Capital, LLC and
      Canisco Resources, Inc. (incorporated by reference, see Exhibit
      10.2 to 8-K filed May 3, 1999).



                                   Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  August 27, 1999


                                    Canisco Resources, Inc.



                                    By:____________________________
                                      /s/Ralph A. Trallo, President